Exhibit 99.3

May 30, 2008

W. Austin Lewis IV

45 Rockefeller Plaza, Suite 2570

New York, New York 10111

Mr. Larry C. Colton, CFO

eAutoclaims, Inc

110 East Douglas Road

Oldsmar, Florida 34677

Dear Mr. Colton:

This letter shall serve as my consent and agreement to convert the $200,000 in notes owed to me by eAutoclaims, Inc. into eAutoclaims, Inc. restricted common stock at the price of $.035 per share. Upon acceptance of this agreement, please issue to me 5,714,285 shares of restricted eAutoclaims, Inc. stock.

Sincerely,

W. Austin Lewis IV

ACCEPTED:

eAutoclaims, Inc.

By:
Name:
Title: